Consent of Independent Certified Public Accountants


The Board of Directors
Dynatec International, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

KPMG LLP
Salt Lake City, Utah
July 2, 1999